Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2025

RICHMOND, Va. (February 23, 2026) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2025.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months and Year Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

Net income	$29,615	$29,817	(0.7%)	$175,364	$214,064	(18.1%)
Net income per share	$0.13	$0.12	8.3%	$0.74	$0.89	(16.9%)

Operating income	$49,597	$49,903	(0.6%)	$257,804	$292,759	(11.9%)
Operating margin %	15.2%	15.0%	20 bps	18.3%	20.5%	(220 bps)

Adjusted EBITDAre	$93,115	$96,590	(3.6%)	$443,573	$467,216	(5.1%)
Comparable Hotels Adjusted Hotel EBITDA	$99,179	$108,279	(8.4%)	$474,234	$506,449	(6.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	31.1%	33.2%	(210 bps)	34.3%	36.2%	(190 bps)
Modified funds from operations (MFFO)	$73,134	$76,503	(4.4%)	$361,133	$388,511	(7.0%)
MFFO per share	$0.31	$0.32	(3.1%)	$1.52	$1.61	(5.6%)

Average Daily Rate (ADR) (Actual)	$152.86	$152.39	0.3%	$159.06	$158.01	0.7%
Occupancy (Actual)	70.5%	71.4%	(1.3%)	74.1%	75.0%	(1.2%)
Revenue Per Available Room (RevPAR) (Actual)	$107.81	$108.75	(0.9%)	$117.90	$118.54	(0.5%)

Comparable Hotels ADR	$151.89	$153.34	(0.9%)	$159.09	$159.31	(0.1%)
Comparable Hotels Occupancy	70.4%	71.6%	(1.7%)	74.1%	75.3%	(1.6%)
Comparable Hotels RevPAR	$106.90	$109.77	(2.6%)	$117.95	$119.92	(1.6%)

Distributions paid	$56,948	$57,841	(1.5%)	$240,425	$243,722	(1.4%)
Distributions paid per share	$0.24	$0.24	0.0%	$1.01	$1.01	0.0%

Cash and cash equivalents	$8,515
Total debt outstanding	$1,545,265
Total debt outstanding, net of cash and cash equivalents	$1,536,750
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	35.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $11.85 on December 31, 2025.

Comparable Hotels is defined as the 216 hotels owned by the Company as of December 31, 2025, and excludes the Company's independent boutique hotel in New York, New York (the "New York Property") recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, "Our portfolio of efficient, high-quality hotels is broadly diversified across 84 markets with exposure to a wide variety of demand generators. During the year, leisure travel remained strong across our hotel portfolio while policy uncertainty and a pullback in government travel impacted demand, temporarily disrupting the steady improvement in midweek occupancy that characterized much of 2024. Our asset management and hotel teams adjusted strategy to optimize the mix of business at our hotels as demand trends shifted, in many cases layering on additional group business, to bolster market share and strengthen overall portfolio performance. Through the successful navigation of changes in government-dependent demand combined with continued strength in leisure travel, we achieved Comparable Hotels RevPAR of $118 for the full year 2025, down only 1.6% to 2024, despite the challenging operating backdrop. As we look ahead, we are confident we are well positioned for growth as the operating environment improves.

"Our disciplined approach to capital allocation has been a hallmark of our strategy throughout our history," commented Mr. Knight. "In 2025, we skillfully executed against strategic initiatives to maximize operating performance, capitalize on dislocations in the stock market, optimize our existing portfolio and position the Company for outperformance in the years ahead. During the year, we sold seven hotels for a combined gross sales price of approximately $73 million, acquired two hotels for a combined total purchase price of approximately $117 million, repurchased 4.6 million common shares for a total of approximately $58 million, reinvested more than $88 million in capital improvements and paid more than $240 million in distributions to our shareholders, all while maintaining the strength and flexibility of our balance sheet. Importantly, we remain focused on the long term and committed to executing our strategy with discipline and patience, ensuring our portfolio is well positioned to deliver growth and value creation for shareholders over time.”

Mr. Knight continued, "The strength of our differentiated strategy of owning a high-quality, geographically diversified portfolio of rooms-focused hotels with broad consumer appeal, together with our commitment to maintaining a flexible balance sheet with low leverage, has proven effective through multiple economic cycles. We remain confident in the long-term outlook for the hospitality industry, the strength of our portfolio specifically, and our ability to maximize total shareholder returns over time."

Hotel Portfolio Overview

As of December 31, 2025, Apple Hospitality owned 217 hotels with an aggregate of 29,583 guest rooms located in 84 markets throughout 37 states and the District of Columbia.

Fourth Quarter and Full Year 2025 Highlights

•
Operating performance: For the fourth quarter 2025, the Company achieved Comparable Hotels ADR of approximately $152, down 0.9% as compared to the fourth quarter 2024; Comparable Hotels Occupancy of approximately 70%, down 1.7% as compared to the fourth quarter 2024; and Comparable Hotels RevPAR of approximately $107, down 2.6% as compared to the fourth quarter 2024. For the full year 2025, the Company achieved Comparable Hotels ADR of approximately $159, down 0.1% as compared to the full year 2024; Comparable Hotels Occupancy of approximately 74%, down 1.6% as compared to the full year 2024; and Comparable Hotels RevPAR of approximately $118, down 1.6% as compared to the full year 2024. The Company's Comparable Hotels Occupancy and RevPAR exceeded industry averages as reported by STR for the fourth quarter and full year 2025. Preliminary results for the month of January 2026 indicate a decline of approximately 1.5% in Comparable Hotels RevPAR as compared to January 2025, driven in part by travel disruption related to winter weather and challenging comparisons to January 2025 related to wildfire recovery business in California and the presidential inauguration.

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•
Bottom-line performance: For the fourth quarter 2025, the Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $99 million, down 8.4% as compared to the fourth quarter 2024; Comparable Hotels Adjusted Hotel EBITDA Margin of 31.1%, down 210 bps as compared to the fourth quarter 2024; Adjusted EBITDAre of approximately $93 million, down 3.6% as compared to the fourth quarter 2024; and MFFO of approximately $73 million, down 4.4% as compared to the fourth quarter 2024. For the full year 2025, the Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $474 million, down 6.4% as compared to the full year 2024; Comparable Hotels Adjusted Hotel EBITDA Margin of 34.3%, down 190 bps as compared to the full year 2024; Adjusted EBITDAre of approximately $444 million, down 5.1% as compared to the full year 2024; and MFFO of approximately $361 million, down 7.0% as compared to the full year 2024.
•
Transactional activity: During 2025, the Company acquired two hotels for a total combined purchase price of approximately $117.0 million and sold seven hotels for a combined gross sales price of approximately $73.3 million. The Company currently has one hotel under contract for purchase for an anticipated total purchase price of approximately $65.5 million and one development project under contract for a dual-branded property for an anticipated total purchase price of approximately $143.7 million.
•
Capital markets: During the three months ended December 31, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.1 million of its common shares at a weighted-average market purchase price of approximately $11.77 per common share, for an aggregate purchase price of approximately $13.1 million, bringing the total shares purchased during the year ended December 31, 2025, to approximately 4.6 million common shares at a weighted-average market purchase price of approximately $12.55 per common share, for an aggregate purchase price of approximately $58.3 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At December 31, 2025, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 35.5%.
•
Monthly distributions: During the three months ended December 31, 2025, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $12.35 on February 20, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 7.8%.
•
Corporate Responsibility Report: In December 2025, the Company published its annual Corporate Responsibility Report, which details the Company's commitment to enhancing long-term shareholder value through responsible investment, environmental stewardship, strong governance and ethics, and the ongoing support of its corporate employees, hotel associates, hotel guests, communities, and other stakeholders. The Company's 2025 Corporate Responsibility Report and related materials can be found on the Corporate Responsibility section of the Company's website.

The following table highlights the Company’s Comparable Hotels monthly performance during the fourth quarter 2025 as compared to the fourth quarter 2024 (in thousands, except statistical data):

									% Change
	October	November	December		October	November	December		October	November	December
	2025	2025	2025	Q4 2025	2024	2024	2024	Q4 2024	2024	2024	2024	Q4 2024
ADR (Comparable Hotels)	$165.36	$148.65	$138.54	$151.89	$166.95	$149.29	$140.42	$153.34	(1.0%)	(0.4%)	(1.3%)	(0.9%)
Occupancy (Comparable Hotels)	78.7%	69.7%	62.8%	70.4%	80.2%	71.8%	62.7%	71.6%	(1.9%)	(2.9%)	0.2%	(1.7%)
RevPAR (Comparable Hotels)	$130.12	$103.56	$86.97	$106.90	$133.95	$107.24	$88.04	$109.77	(2.9%)	(3.4%)	(1.2%)	(2.6%)
Operating income (Actual)	$32,129	$16,056	$1,412	$49,597	$34,060	$13,720	$2,123	$49,903	(5.7%)	17.0%	(33.5%)	(0.6%)
Adjusted Hotel EBITDA (Actual) (1)	$50,846	$29,126	$20,616	$100,588	$53,866	$33,414	$21,703	$108,983	(5.6%)	(12.8%)	(5.0%)	(7.7%)
Comparable Hotels Adjusted Hotel EBITDA (2)	$49,810	$29,038	$20,331	$99,179	$53,080	$33,268	$21,931	$108,279	(6.2%)	(12.7%)	(7.3%)	(8.4%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

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Comparable Hotels is defined as the 216 hotels owned by the Company as of December 31, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Acquisitions

As previously announced, during the year ended December 31, 2025, the Company acquired two hotels for a total combined purchase price of approximately $117.0 million. The acquisitions include the following:

•
In June 2025, the Company acquired the 126-room Homewood Suites by Hilton Tampa-Brandon for a total purchase price of $18.8 million, or approximately $149,000 per key.
•
In December 2025, the Company acquired the newly constructed 260-room Motto by Hilton Nashville Downtown for a total purchase price of approximately $98.2 million, or $378,000 per key.

Contract for Potential Acquisition

As previously announced, the Company has one hotel under contract for purchase, an AC Hotel by Marriott that is under development in Anchorage, Alaska, for an anticipated total purchase price of $65.5 million with an expected 160 rooms, which the Company anticipates acquiring in the fourth quarter 2027. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that closing on this hotel will occur under the outstanding purchase contract.

Development Project

As previously announced, during the third quarter 2025, the Company entered into a fixed-price, forward-purchase contract with a third-party developer to develop a dual-branded property, which will include an AC Hotel by Marriott and a Residence Inn by Marriott in Las Vegas, Nevada, for an anticipated total purchase price of approximately $143.7 million. The hotels will be developed on the land the Company owns adjacent to its SpringHill Suites by Marriott Las Vegas Convention Center. The Company anticipates the hotels will be completed and opened for business in the second quarter 2028. Upon completion, the AC Hotel is expected to have approximately 237 guest rooms and the Residence Inn is expected to have approximately 160 guest rooms.

Dispositions

As previously announced, during the year ended December 31, 2025, the Company sold seven hotels for a combined gross sales price of approximately $73.3 million, resulting in a combined gain on sale of approximately $13.1 million. The dispositions include the following:

•
In February 2025, the Company sold the 76-room Homewood Suites by Hilton Chattanooga-Hamilton Place for a gross sales price of approximately $8.3 million.
•
In March 2025, the Company sold the 130-room SpringHill Suites by Marriott Indianapolis Fishers for a gross sales price of $12.7 million. The Company used a portion of the net proceeds from the sale of this hotel to complete a 1031 exchange with the acquisition of the Homewood Suites by Hilton Tampa-Brandon, which resulted in the deferral of taxable gains of approximately $2.4 million.
•
In August 2025, the Company sold the 206-room Houston Marriott Energy Corridor for a gross sales price of $16.0 million.

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•
In November 2025, the Company sold the 86-room Hampton Inn & Suites by Hilton Clovis-Airport North for a gross sales price of approximately $8.3 million and its adjacent 83-room Homewood Suites by Hilton Fresno Airport/Clovis, CA for a gross sales price of $12.0 million. The Company used a portion of the net proceeds from the sale of these hotels to complete a 1031 exchange with the acquisition of the Motto by Hilton Nashville Downtown, which resulted in the deferral of taxable gains of approximately $4.0 million.
•
In November 2025, the Company sold the 103-room Hampton Inn & Suites by Hilton and its adjacent 95-room Homewood Suites by Hilton in Cedar Rapids, Iowa, for a combined gross sales price of $16.1 million.

In connection with these sale contracts, in the third quarter 2025, the Company recognized an impairment loss of approximately $5.7 million in the aggregate with respect to two of the hotels sold in the fourth quarter 2025.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the year ended December 31, 2025, the Company invested approximately $88 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2026, which includes comprehensive renovation projects for approximately 21 hotels, however, inflationary pressures, supply chain shortages or tariffs, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

As of December 31, 2025, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.7%, cash on hand of approximately $9 million and availability under its revolving credit facility of approximately $587 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of December 31, 2025, was comprised of approximately $184 million in property-level debt secured by 10 hotels and approximately $1.4 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of December 31, 2025, was 207. The Company’s total debt to total capitalization, net of cash and cash equivalents at December 31, 2025, was approximately 35.5%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of December 31, 2025, the Company’s weighted-average debt maturities were approximately three years.

On July 24, 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030. At closing, the Company repaid all amounts outstanding under its $225 million term loan facility with proceeds from the $385 million term loan facility, resulting in an additional $160 million funded at closing which was used to repay the balance outstanding under the Company's revolving credit facility and for general corporate purposes. The outstanding principal under the $385 million term loan facility bears interest at an annual variable rate equal to a term SOFR, based on the interest period options elected by the Company, plus a margin ranging from 1.35% to 2.20%, based on the Company's leverage ratio as calculated under the terms of the credit agreement. Historically, the Company has elected to pay interest monthly at an annual rate equal to the one-month SOFR plus the applicable margin.

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Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended December 31, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.1 million of its common shares at a weighted-average market purchase price of approximately $11.77 per common share, for an aggregate purchase price of approximately $13.1 million, bringing the total shares purchased during the year ended December 31, 2025, to approximately 4.6 million common shares at a weighted-average market purchase price of approximately $12.55 per common share, for an aggregate purchase price of approximately $58.3 million. As of December 31, 2025, the Company had approximately $242.5 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of December 31, 2025, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM Program during the three months and year ended December 31, 2025.

Shareholder Distributions

During the three months ended December 31, 2025, the Company paid distributions totaling $0.24 per common share. During the year ended December 31, 2025, the Company paid distributions totaling $1.01 per common share for a total of approximately $240.4 million, which included a special distribution of $0.05 per common share paid on January 15, 2025, to shareholders of record as of December 31, 2024. Based on the Company’s common stock closing price of $12.35 on February 20, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 7.8%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

2026 Outlook

The Company is providing its operational and financial outlook for 2026. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. The Company believes that the guidance range represents a measured base case scenario for the portfolio. With early summer potentially benefiting from incremental leisure travel related to the FIFA World Cup 2026 and easier comparisons to periods adversely impacted by cuts in government spending, tariff announcements and the government shutdown in 2025, the Company acknowledges that this guidance could ultimately prove conservative. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2026 compared to 2025, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2025, and exclude dispositions since January 1, 2025. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2026, the Company anticipates its 2026 results will be in the following range:

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	2026 Guidance (1)
	Low-End	High-End
Net income	$133 Million	$160 Million
Comparable Hotels RevPAR Change	(1.00%)	1.00%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.4%	33.4%
Adjusted EBITDAre (2)	$424 Million	$447 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.
(2)
Effective January 1, 2026, the Company will exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.

Fourth Quarter and Full Year 2025 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 11 a.m. Eastern Time on Tuesday, February 24, 2026. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 3 p.m. Eastern Time on February 24, 2026, through 11:59 p.m. Eastern Time on March 10, 2026. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13757501. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 217 hotels with approximately 29,600 guest rooms located in 84 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 96 Marriott-branded hotels, 115 Hilton-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as

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reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of December 31,
	2025	2024

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,972,264 and $1,821,344, respectively	$4,787,864	$4,820,748
Assets held for sale	-	17,015
Cash and cash equivalents	8,515	10,253
Restricted cash-furniture, fixtures and other escrows	30,903	33,814
Due from third-party managers, net	32,952	34,522
Other assets, net	41,944	53,568
Total Assets	$4,902,178	$4,969,920

Liabilities
Debt, net	$1,538,584	$1,471,452
Finance lease liabilities	111,094	111,585
Accounts payable and other liabilities	103,905	121,024
Total Liabilities	1,753,583	1,704,061

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 235,635,813 and 239,765,905 shares, respectively	4,719,900	4,771,005
Accumulated other comprehensive income	2,251	15,587
Accumulated distributions greater than net income	(1,573,556)	(1,520,733)
Total Shareholders' Equity	3,148,595	3,265,859

Total Liabilities and Shareholders' Equity	$4,902,178	$4,969,920

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2025	2024	2025	2024
Revenues:
Room	$292,984	$300,032	$1,278,423	$1,298,525
Food and beverage	16,257	17,044	65,676	65,804
Other	17,195	15,960	68,287	67,139
Total revenue	326,436	333,036	1,412,386	1,431,468

Expenses:
Hotel operating expense:
Operating	89,383	88,683	361,994	357,352
Hotel administrative	30,887	30,448	125,943	123,086
Sales and marketing	30,151	30,450	127,031	126,938
Utilities	12,183	12,094	51,434	50,065
Repair and maintenance	17,655	17,366	71,313	69,697
Franchise fees	14,263	14,773	62,550	64,017
Management fees	10,406	10,560	47,057	46,716
Total hotel operating expense	204,928	204,374	847,322	837,871
Property taxes, insurance and other	21,053	20,504	89,732	84,382
General and administrative	7,473	11,703	32,293	42,542
Impairment of depreciable real estate	-	159	5,724	3,055
Depreciation and amortization	48,564	47,922	192,627	190,603
Total expense	282,018	284,662	1,167,698	1,158,453

Gain on sale of real estate	5,179	1,529	13,116	19,744

Operating income	49,597	49,903	257,804	292,759

Interest and other expense, net	(19,746)	(19,852)	(81,481)	(77,748)

Income before income taxes	29,851	30,051	176,323	215,011

Income tax expense	(236)	(234)	(959)	(947)

Net income	$29,615	$29,817	$175,364	$214,064

Other comprehensive loss:
Interest rate derivatives	(593)	10,795	(13,336)	(4,817)

Comprehensive income	$29,022	$40,612	$162,028	$209,247

Basic and diluted net income per common share	$0.13	$0.12	$0.74	$0.89

Weighted average common shares outstanding - basic and diluted	236,405	239,973	237,789	241,258

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$49,597	$49,903	(0.6%)	$257,804	$292,759	(11.9%)
Operating margin % (Actual)	15.2%	15.0%	20 bps	18.3%	20.5%	(220 bps)

Comparable Hotels Total Revenue	$319,183	$326,042	(2.1%)	$1,383,947	$1,398,803	(1.1%)
Comparable Hotels Total Operating Expenses	220,004	217,763	1.0%	909,713	892,354	1.9%
Comparable Hotels Adjusted Hotel EBITDA	$99,179	$108,279	(8.4%)	$474,234	$506,449	(6.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	31.1%	33.2%	(210 bps)	34.3%	36.2%	(190 bps)

ADR (Comparable Hotels)	$151.89	$153.34	(0.9%)	$159.09	$159.31	(0.1%)
Occupancy (Comparable Hotels)	70.4%	71.6%	(1.7%)	74.1%	75.3%	(1.6%)
RevPAR (Comparable Hotels)	$106.90	$109.77	(2.6%)	$117.95	$119.92	(1.6%)

ADR (Actual)	$152.86	$152.39	0.3%	$159.06	$158.01	0.7%
Occupancy (Actual)	70.5%	71.4%	(1.3%)	74.1%	75.0%	(1.2%)
RevPAR (Actual)	$107.81	$108.75	(0.9%)	$117.90	$118.54	(0.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$326,436	$333,036		$1,412,386	$1,431,468
Revenue from acquisitions prior to ownership	-	1,659		2,952	10,675
Revenue from dispositions	(1,833)	(8,258)		(17,921)	(38,178)
Revenue from non-hotel property and New York Property (1)	(5,420)	(395)		(13,470)	(5,162)
Comparable Hotels Total Revenue	$319,183	$326,042		$1,383,947	$1,398,803

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$100,588	$108,983		$476,525	$509,544
AHEBITDA from acquisitions prior to ownership	-	723		1,143	4,234
AHEBITDA from dispositions	(146)	(1,427)		(3,188)	(7,329)
AHEBITDA from New York Property (3)	(1,263)	-		(246)	-
Comparable Hotels AHEBITDA	$99,179	$108,279		$474,234	$506,449

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of December 31, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851	$72,497	$49,597
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%	19.4%	15.2%

Comparable Hotels Total Revenue	$324,304	$378,084	$370,373	$326,042	$323,368	$376,358	$365,038	$319,183
Comparable Hotels Total Operating Expenses	213,177	228,865	232,549	217,763	217,992	235,256	236,461	220,004
Comparable Hotels Adjusted Hotel EBITDA	$111,127	$149,219	$137,824	$108,279	$105,376	$141,102	$128,577	$99,179
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.3%	39.5%	37.2%	33.2%	32.6%	37.5%	35.2%	31.1%

ADR (Comparable Hotels)	$155.37	$164.00	$163.71	$153.34	$157.07	$163.90	$162.68	$151.89
Occupancy (Comparable Hotels)	72.4%	80.0%	77.1%	71.6%	71.3%	78.7%	76.2%	70.4%
RevPAR (Comparable Hotels)	$112.49	$131.18	$126.29	$109.77	$111.95	$128.93	$124.01	$106.90

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56	$162.70	$152.86
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%	76.2%	70.5%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59	$124.03	$107.81

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370	$373,878	$326,436
Revenue from acquisitions prior to ownership	6,396	1,298	1,322	1,659	1,887	1,065	-	-
Revenue from dispositions	(9,561)	(10,788)	(9,571)	(8,258)	(5,835)	(5,587)	(4,666)	(1,833)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)	(4,174)	(5,420)
Comparable Hotels Total Revenue	$324,304	$378,084	$370,373	$326,042	$323,368	$376,358	$365,038	$319,183

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602	$100,588
AHEBITDA from acquisitions prior to ownership	2,615	426	470	723	897	246	-	-
AHEBITDA from dispositions	(1,281)	(2,887)	(1,734)	(1,427)	(786)	(1,330)	(926)	(146)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116	(99)	(1,263)
Comparable Hotels AHEBITDA	$111,127	$149,219	$137,824	$108,279	$105,376	$141,102	$128,577	$99,179

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 216 hotels owned by the Company as of December 31, 2025, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Year Ended
	December 31,			December 31,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$49,597	$49,903	(0.6%)	$257,804	$292,759	(11.9%)
Operating margin % (Actual)	15.2%	15.0%	20 bps	18.3%	20.5%	(220 bps)

Same Store Hotels Total Revenue	$310,312	$316,506	(2.0%)	$1,344,087	$1,363,446	(1.4%)
Same Store Hotels Total Operating Expenses	212,954	211,142	0.9%	881,989	870,496	1.3%
Same Store Hotels Adjusted Hotel EBITDA	$97,358	$105,364	(7.6%)	$462,098	$492,950	(6.3%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	31.4%	33.3%	(190 bps)	34.4%	36.2%	(180 bps)

ADR (Same Store Hotels)	$150.87	$152.15	(0.8%)	$157.95	$158.20	(0.2%)
Occupancy (Same Store Hotels)	70.6%	71.7%	(1.5%)	74.3%	75.3%	(1.3%)
RevPAR (Same Store Hotels)	$106.51	$109.06	(2.3%)	$117.30	$119.10	(1.5%)

ADR (Actual)	$152.86	$152.39	0.3%	$159.06	$158.01	0.7%
Occupancy (Actual)	70.5%	71.4%	(1.3%)	74.1%	75.0%	(1.2%)
RevPAR (Actual)	$107.81	$108.75	(0.9%)	$117.90	$118.54	(0.5%)

Reconciliation to Actual Results

Total Revenue (Actual)	$326,436	$333,036		$1,412,386	$1,431,468
Revenue from acquisitions	(8,871)	(7,877)		(36,908)	(24,682)
Revenue from dispositions	(1,833)	(8,258)		(17,921)	(38,178)
Revenue from non-hotel property and New York Property (1)	(5,420)	(395)		(13,470)	(5,162)
Same Store Hotels Total Revenue	$310,312	$316,506		$1,344,087	$1,363,446

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$100,588	$108,983		$476,525	$509,544
AHEBITDA from acquisitions	(1,821)	(2,192)		(10,993)	(9,265)
AHEBITDA from dispositions	(146)	(1,427)		(3,188)	(7,329)
AHEBITDA from New York Property (3)	(1,263)	-		(246)	-
Same Store Hotels AHEBITDA	$97,358	$105,364		$462,098	$492,950

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 212 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851	$72,497	$49,597
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%	19.4%	15.2%

Same Store Hotels Total Revenue	$317,417	$369,532	$359,991	$316,506	$314,562	$364,597	$354,616	$310,312
Same Store Hotels Total Operating Expenses	209,195	224,282	225,877	211,142	211,774	227,942	229,319	212,954
Same Store Hotels Adjusted Hotel EBITDA	$108,222	$145,250	$134,114	$105,364	$102,788	$136,655	$125,297	$97,358
Same Store Hotels Adjusted Hotel EBITDA Margin %	34.1%	39.3%	37.3%	33.3%	32.7%	37.5%	35.3%	31.4%

ADR (Same Store Hotels)	$154.32	$162.71	$162.81	$152.15	$155.98	$162.33	$161.82	$150.87
Occupancy (Same Store Hotels)	72.3%	80.0%	77.2%	71.7%	71.4%	78.8%	76.2%	70.6%
RevPAR (Same Store Hotels)	$111.57	$130.15	$125.67	$109.06	$111.43	$127.90	$123.35	$106.51

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56	$162.70	$152.86
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%	76.2%	70.5%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59	$124.03	$107.81

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370	$373,878	$326,436
Revenue from acquisitions	(491)	(7,254)	(9,060)	(7,877)	(6,919)	(10,696)	(10,422)	(8,871)
Revenue from dispositions	(9,561)	(10,788)	(9,571)	(8,258)	(5,835)	(5,587)	(4,666)	(1,833)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)	(4,174)	(5,420)
Same Store Hotels Total Revenue	$317,417	$369,532	$359,991	$316,506	$314,562	$364,597	$354,616	$310,312

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602	$100,588
AHEBITDA from acquisitions	(290)	(3,543)	(3,240)	(2,192)	(1,691)	(4,201)	(3,280)	(1,821)
AHEBITDA from dispositions	(1,281)	(2,887)	(1,734)	(1,427)	(786)	(1,330)	(926)	(146)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116	(99)	(1,263)
Same Store Hotels AHEBITDA	$108,222	$145,250	$134,114	$105,364	$102,788	$136,655	$125,297	$97,358

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 212 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property (the New York Property) from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2025 incentive plan. Effective January 1, 2026, in calculating Adjusted EBITDAre, the Company will exclude share-based compensation expense, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs. For the year ended December 31, 2025, the expense recorded for share-based compensation totaled $7.7 million.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2024 and 2025:

Page | 15

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income	$54,050	$73,931	$56,266	$29,817	$31,221	$63,648	$50,880	$29,615
Depreciation and amortization	46,823	47,715	48,143	47,922	47,941	48,022	48,100	48,564
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102	102	102
Interest and other expense, net	17,309	19,370	21,217	19,852	19,397	20,963	21,375	19,746
Income tax expense	256	214	243	234	241	240	242	236
EBITDA	118,540	141,332	125,971	97,927	98,902	132,975	120,699	98,263
Gain on sale of real estate	(17,766)	(449)	-	(1,529)	(3,557)	-	(4,380)	(5,179)
Impairment of depreciable real estate	-	-	2,896	159	-	-	5,724	-
EBITDAre	100,774	140,883	128,867	96,557	95,345	132,975	122,043	93,084
Non-cash straight-line operating ground lease expense	36	33	33	33	33	31	31	31
Adjusted EBITDAre	100,810	140,916	128,900	96,590	95,378	133,006	122,074	93,115
General and administrative expense	10,584	11,065	9,190	11,703	9,228	8,064	7,528	7,473
Adjusted EBITDAre from non-hotel property (1)	(1,601)	(301)	998	690	659	-	-	-
Adjusted Hotel EBITDA	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070	$129,602	$100,588
(1)
Non-hotel property consists of the results of the New York Property that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property’s Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Page | 16

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2025 incentive plan. Effective January 1, 2026, in calculating MFFO, the Company will exclude share-based compensation expense, as it represents a non-cash transaction, consistent with the MFFO presentation of the majority of other public lodging REITs. For the year ended December 31, 2025, the expense recorded for share-based compensation totaled $7.7 million.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$29,615	$29,817	$175,364	$214,064
Depreciation of real estate owned	47,805	47,161	189,589	187,555
Gain on sale of real estate	(5,179)	(1,529)	(13,116)	(19,744)
Impairment of depreciable real estate	-	159	5,724	3,055
Funds from operations	72,241	75,608	357,561	384,930
Amortization of finance ground lease assets	760	760	3,038	3,038
Amortization of favorable and unfavorable operating leases, net	102	102	408	408
Non-cash straight-line operating ground lease expense	31	33	126	135
Modified funds from operations	$73,134	$76,503	$361,133	$388,511

Page | 17

Apple Hospitality REIT, Inc.

2026 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited) (in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2026:

	Year Ending December 31, 2026
	Low-End	High-End
Net income	$133,169	$160,069
Depreciation and amortization	194,000	191,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	84,000	82,000
Income tax expense	900	1,300
EBITDA and EBITDAre	412,477	434,777
Non-cash straight-line operating ground lease expense	123	123
Share-based compensation expense (1)	11,800	11,800
Adjusted EBITDAre	424,400	446,700
Corporate expense	29,500	31,500
Adjusted Hotel EBITDA	453,900	478,200
AHEBITDA from acquisitions prior to ownership	-	-
AHEBITDA from dispositions/assets held for sale	-	-
Comparable Hotels Adjusted Hotel EBITDA	$453,900	$478,200

(1)
Effective January 1, 2026, the Company will exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.

Page | 18

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2025

	2026	2027	2028	2029	2030	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$265,649	$278,602	$334,066	$162,294	$460,016	$44,638	$1,545,265	$1,527,828
Average interest rates (1)	4.7%	4.7%	4.6%	4.6%	4.6%	3.7%

Variable-rate debt:
Maturities	$191,000	$275,000	$300,000	$85,000	$385,000	$-	$1,236,000	$1,237,272
Average interest rates (1)	4.9%	4.9%	4.8%	4.9%	5.0%	n/a

Fixed-rate debt:
Maturities	$74,649	$3,602	$34,066	$77,294	$75,016	$44,638	$309,265	$290,556
Average interest rates	4.0%	4.1%	4.1%	3.9%	3.6%	3.7%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025
Top 30 Markets
Phoenix, AZ	10	77.2%	81.2%	(4.9%)	$154.18	$151.44	1.8%	$119.08	$122.96	(3.2%)	6.7%
Los Angeles, CA	8	82.5%	81.9%	0.7%	$177.44	$182.73	(2.9%)	$146.38	$149.67	(2.2%)	5.8%
San Diego, CA	7	68.8%	69.4%	(0.9%)	$168.05	$174.96	(3.9%)	$115.61	$121.47	(4.8%)	4.4%
Orange County, CA	6	77.7%	78.3%	(0.8%)	$154.82	$157.05	(1.4%)	$120.30	$123.01	(2.2%)	3.6%
Salt Lake City/Ogden, UT	5	70.7%	72.8%	(2.9%)	$147.42	$150.02	(1.7%)	$104.29	$109.22	(4.5%)	3.5%
Richmond/Petersburg, VA	3	67.9%	70.8%	(4.1%)	$194.18	$191.00	1.7%	$131.82	$135.17	(2.5%)	3.4%
Fort Worth/Arlington, TX	6	73.9%	76.9%	(3.9%)	$160.12	$155.05	3.3%	$118.40	$119.19	(0.7%)	3.4%
Portland, ME	3	77.7%	77.6%	0.1%	$196.02	$186.05	5.4%	$152.25	$144.40	5.4%	3.3%
Chicago, IL	7	69.8%	67.9%	2.8%	$146.15	$142.11	2.8%	$102.06	$96.53	5.7%	3.3%
Seattle, WA	4	73.2%	71.5%	2.4%	$183.55	$174.19	5.4%	$134.37	$124.56	7.9%	3.2%
Alaska	2	85.0%	76.4%	11.3%	$234.69	$209.66	11.9%	$199.40	$160.19	24.5%	2.6%
Melbourne, FL	3	78.3%	83.5%	(6.2%)	$189.90	$192.55	(1.4%)	$148.77	$160.84	(7.5%)	2.5%
Washington, DC	5	69.6%	71.2%	(2.2%)	$168.63	$176.92	(4.7%)	$117.41	$126.02	(6.8%)	2.4%
Las Vegas, NV	1	72.1%	77.0%	(6.4%)	$195.20	$205.02	(4.8%)	$140.83	$157.95	(10.8%)	2.2%
Nashville, TN	6	66.6%	68.3%	(2.5%)	$150.75	$152.10	(0.9%)	$100.41	$103.91	(3.4%)	2.1%
Miami, FL	3	90.1%	86.0%	4.8%	$158.16	$163.06	(3.0%)	$142.53	$140.29	1.6%	2.0%
Pittsburgh, PA	2	83.4%	60.3%	38.3%	$137.33	$193.49	(29.0%)	$114.60	$116.66	(1.8%)	1.8%
Fort Lauderdale, FL	2	83.2%	77.0%	8.1%	$152.16	$154.93	(1.8%)	$126.66	$119.35	6.1%	1.4%
Madison, WI	2	50.8%	51.3%	(1.0%)	$205.37	$204.00	0.7%	$104.32	$104.71	(0.4%)	1.3%
Louisville, KY	1	69.4%	70.9%	(2.1%)	$175.43	$160.93	9.0%	$121.70	$114.16	6.6%	1.3%
Kansas City, MO	4	74.4%	70.2%	6.0%	$131.20	$131.21	0.0%	$97.60	$92.17	5.9%	1.3%
Newark, NJ	2	84.8%	87.1%	(2.6%)	$169.81	$169.44	0.2%	$144.01	$147.64	(2.5%)	1.2%
Syracuse, NY	2	78.7%	75.4%	4.4%	$173.17	$175.37	(1.3%)	$136.35	$132.30	3.1%	1.2%
Oklahoma City, OK	4	63.6%	61.0%	4.3%	$127.98	$133.13	(3.9%)	$81.33	$81.22	0.1%	1.2%
Indiana North	3	54.5%	58.6%	(7.0%)	$201.19	$183.76	9.5%	$109.60	$107.71	1.8%	1.2%
Alabama South	4	63.5%	64.7%	(1.9%)	$140.30	$129.75	8.1%	$89.03	$83.99	6.0%	1.2%
Birmingham, AL	4	68.8%	67.8%	1.5%	$144.39	$141.75	1.9%	$99.33	$96.06	3.4%	1.1%
Memphis, TN	2	67.2%	69.1%	(2.7%)	$173.27	$182.98	(5.3%)	$116.51	$126.36	(7.8%)	1.1%
Orlando, FL	3	76.0%	85.4%	(11.0%)	$119.56	$133.15	(10.2%)	$90.88	$113.65	(20.0%)	1.1%
Houston, TX	5	68.1%	71.0%	(4.1%)	$116.42	$117.80	(1.2%)	$79.29	$83.62	(5.2%)	1.1%
Top 30 Markets	119	72.7%	73.2%	(0.7%)	$161.96	$162.78	(0.5%)	$117.75	$119.10	(1.1%)	71.9%

All Other Markets
Boston, MA	3	74.2%	75.0%	(1.1%)	$150.48	$155.98	(3.5%)	$111.62	$116.93	(4.5%)	1.1%
North Carolina East	4	59.6%	62.0%	(3.9%)	$129.66	$132.51	(2.2%)	$77.29	$82.12	(5.9%)	1.0%
Idaho	1	75.2%	69.4%	8.4%	$177.09	$178.89	(1.0%)	$133.09	$124.21	7.1%	1.0%
Dallas, TX	5	60.4%	64.9%	(6.9%)	$131.80	$129.80	1.5%	$79.61	$84.21	(5.5%)	1.0%
Omaha, NE	4	61.2%	61.3%	(0.2%)	$117.34	$124.95	(6.1%)	$71.84	$76.62	(6.2%)	1.0%
Tucson, AZ	3	76.2%	75.6%	0.8%	$114.52	$116.76	(1.9%)	$87.27	$88.30	(1.2%)	1.0%
Austin, TX	6	66.5%	70.9%	(6.2%)	$116.11	$114.83	1.1%	$77.22	$81.45	(5.2%)	1.0%
Philadelphia, PA	3	67.8%	64.8%	4.6%	$140.19	$140.70	(0.4%)	$95.11	$91.11	4.4%	0.9%
Saint Louis, MO	2	66.5%	61.4%	8.3%	$152.20	$143.76	5.9%	$101.15	$88.34	14.5%	0.9%
New Orleans, LA	1	75.1%	72.3%	3.9%	$178.93	$229.44	(22.0%)	$134.29	$165.81	(19.0%)	0.9%
Tampa, FL	2	73.1%	87.5%	(16.5%)	$159.90	$174.77	(8.5%)	$116.91	$152.88	(23.5%)	0.8%
Denver, CO	3	66.2%	58.8%	12.6%	$135.02	$136.25	(0.9%)	$89.35	$80.10	11.5%	0.8%
Knoxville, TN	2	80.2%	80.1%	0.1%	$137.81	$148.28	(7.1%)	$110.46	$118.82	(7.0%)	0.8%
Alabama North	4	58.4%	68.2%	(14.4%)	$136.85	$148.67	(8.0%)	$79.88	$101.45	(21.3%)	0.8%
Atlanta, GA	3	64.2%	64.7%	(0.8%)	$143.14	$150.29	(4.8%)	$91.89	$97.24	(5.5%)	0.7%
Norfolk/Virginia Beach, VA	4	62.5%	57.9%	7.9%	$127.58	$126.08	1.2%	$79.74	$72.97	9.3%	0.7%
Virginia Area	1	60.7%	61.5%	(1.3%)	$188.46	$189.99	(0.8%)	$114.40	$116.90	(2.1%)	0.7%
Louisiana South	2	66.1%	65.8%	0.5%	$124.82	$126.70	(1.5%)	$82.51	$83.41	(1.1%)	0.7%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025
San Jose/Santa Cruz, CA	1	79.5%	76.2%	4.3%	$184.81	$187.02	(1.2%)	$146.98	$142.45	3.2%	0.7%
Florida Central North	2	64.3%	83.2%	(22.7%)	$166.91	$158.17	5.5%	$107.25	$131.57	(18.5%)	0.6%
Portland, OR	1	66.3%	66.6%	(0.5%)	$135.43	$135.28	0.1%	$89.84	$90.06	(0.2%)	0.6%
Minneapolis, MN	2	65.1%	63.8%	2.0%	$146.90	$152.31	(3.6%)	$95.70	$97.21	(1.6%)	0.6%
Palm Beach, FL	1	87.9%	86.7%	1.4%	$130.19	$120.83	7.7%	$114.47	$104.80	9.2%	0.5%
Ohio Area	1	70.1%	69.0%	1.6%	$138.77	$135.49	2.4%	$97.33	$93.44	4.2%	0.5%
Jacksonville, FL	2	81.4%	85.4%	(4.7%)	$120.51	$124.08	(2.9%)	$98.09	$105.96	(7.4%)	0.5%
Greenville/Spartanburg, SC	1	69.4%	74.6%	(7.0%)	$170.58	$186.64	(8.6%)	$118.40	$139.19	(14.9%)	0.5%
Florida Panhandle	5	53.0%	63.6%	(16.7%)	$126.85	$127.62	(0.6%)	$67.22	$81.17	(17.2%)	0.5%
Columbia, SC	2	76.5%	78.8%	(2.9%)	$119.90	$130.93	(8.4%)	$91.72	$103.21	(11.1%)	0.5%
El Paso, TX	1	88.7%	89.7%	(1.1%)	$123.46	$124.49	(0.8%)	$109.52	$111.69	(1.9%)	0.5%
Bergen/Passaic, NJ	1	88.0%	92.4%	(4.8%)	$150.99	$148.99	1.3%	$132.88	$137.62	(3.4%)	0.5%
Long Island, NY	1	78.1%	84.6%	(7.7%)	$148.96	$150.03	(0.7%)	$116.34	$126.86	(8.3%)	0.4%
Macon/Warner Robins, GA	1	63.9%	83.8%	(23.7%)	$160.26	$155.10	3.3%	$102.45	$130.01	(21.2%)	0.4%
Mississippi	2	69.1%	67.5%	2.4%	$121.11	$121.12	0.0%	$83.72	$81.80	2.3%	0.4%
Detroit, MI	1	65.1%	66.1%	(1.5%)	$150.21	$144.47	4.0%	$97.81	$95.52	2.4%	0.4%
Sacramento, CA	1	73.4%	72.5%	1.2%	$159.65	$173.60	(8.0%)	$117.13	$125.88	(7.0%)	0.4%
Raleigh/Durham/Chapel Hill, NC	1	80.1%	78.2%	2.4%	$136.65	$134.46	1.6%	$109.39	$105.16	4.0%	0.4%
Cleveland, OH	1	51.8%	54.6%	(5.1%)	$187.25	$187.29	0.0%	$97.07	$102.22	(5.0%)	0.3%
Greensboro/Winston Salem, NC	1	69.2%	72.1%	(4.0%)	$145.36	$137.29	5.9%	$100.58	$98.95	1.6%	0.3%
Texas East	1	84.4%	82.2%	2.7%	$139.61	$135.48	3.0%	$117.86	$111.34	5.9%	0.3%
Charleston, SC	1	72.2%	69.2%	4.3%	$120.20	$122.51	(1.9%)	$86.83	$84.83	2.4%	0.3%
Savannah, GA	1	82.2%	84.5%	(2.7%)	$137.41	$147.56	(6.9%)	$113.00	$124.70	(9.4%)	0.3%
Inland Empire, CA	1	61.3%	80.0%	(23.4%)	$163.05	$172.63	(5.5%)	$100.01	$138.17	(27.6%)	0.3%
Baltimore, MD	1	47.3%	55.6%	(14.9%)	$153.29	$147.91	3.6%	$72.51	$82.17	(11.8%)	0.3%
San Antonio, TX	1	70.9%	75.5%	(6.1%)	$111.17	$104.23	6.7%	$78.83	$78.64	0.2%	0.2%
Charlotte, NC	1	78.3%	80.3%	(2.5%)	$106.38	$100.89	5.4%	$83.27	$81.01	2.8%	0.2%
Utah North	1	57.3%	62.1%	(7.7%)	$139.79	$125.70	11.2%	$80.12	$78.12	2.6%	0.2%
Minnesota	1	68.9%	71.8%	(4.0%)	$113.43	$107.11	5.9%	$78.15	$76.92	1.6%	0.1%
Central New Jersey	1	60.5%	69.8%	(13.3%)	$123.33	$127.38	(3.2%)	$74.62	$88.94	(16.1%)	0.1%
Mobile, AL	1	73.5%	77.5%	(5.2%)	$101.84	$107.55	(5.3%)	$74.81	$83.36	(10.3%)	0.2%
Colorado Springs, CO	1	57.6%	57.3%	0.5%	$122.42	$130.19	(6.0%)	$70.52	$74.65	(5.5%)	0.2%
Iowa Area	1	63.3%	57.0%	11.1%	$110.78	$121.16	(8.6%)	$70.08	$69.01	1.6%	0.1%
South Carolina Area	1	57.0%	75.4%	(24.4%)	$116.99	$122.22	(4.3%)	$66.70	$92.14	(27.6%)	0.0%
Cincinnati, OH	1	55.9%	61.8%	(9.5%)	$115.26	$114.25	0.9%	$64.46	$70.64	(8.7%)	0.0%
All Other Markets	97	67.1%	69.3%	(3.2%)	$136.38	$139.23	(2.0%)	$91.47	$96.54	(5.3%)	28.1%

Total Portfolio	216	70.4%	71.6%	(1.7%)	$151.89	$153.34	(0.9%)	$106.90	$109.77	(2.6%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
Top 30 Markets
Los Angeles, CA	8	85.7%	84.8%	1.1%	$189.40	$185.91	1.9%	$162.28	$157.64	2.9%	5.9%
Phoenix, AZ	10	76.4%	80.1%	(4.6%)	$155.28	$158.02	(1.7%)	$118.58	$126.52	(6.3%)	5.4%
San Diego, CA	7	74.3%	75.5%	(1.6%)	$182.78	$189.55	(3.6%)	$135.81	$143.20	(5.2%)	5.1%
Salt Lake City/Ogden, UT	5	80.1%	78.1%	2.6%	$157.59	$154.77	1.8%	$126.19	$120.81	4.5%	3.8%
Seattle, WA	4	79.8%	81.2%	(1.7%)	$201.91	$200.94	0.5%	$161.03	$163.09	(1.3%)	3.7%
Orange County, CA	6	79.9%	79.5%	0.5%	$167.23	$165.42	1.1%	$133.62	$131.44	1.7%	3.5%
Portland, ME	3	77.9%	78.0%	(0.1%)	$225.23	$216.79	3.9%	$175.45	$169.18	3.7%	3.5%
Washington, DC	5	73.7%	76.6%	(3.8%)	$180.84	$184.89	(2.2%)	$133.26	$141.69	(5.9%)	3.1%
Alaska	2	87.4%	86.0%	1.6%	$278.82	$260.26	7.1%	$243.72	$223.77	8.9%	3.0%
Richmond/Petersburg, VA	3	72.6%	71.4%	1.7%	$195.31	$187.84	4.0%	$141.75	$134.08	5.7%	2.9%
Chicago, IL	7	72.1%	70.6%	2.1%	$146.36	$142.00	3.1%	$105.48	$100.23	5.2%	2.8%
Fort Worth/Arlington, TX	6	75.7%	81.7%	(7.3%)	$157.68	$158.05	(0.2%)	$119.39	$129.15	(7.6%)	2.8%
Melbourne, FL	3	83.4%	86.1%	(3.1%)	$201.05	$201.83	(0.4%)	$167.64	$173.82	(3.6%)	2.4%
Omaha, NE	4	70.1%	69.9%	0.3%	$143.78	$150.45	(4.4%)	$100.80	$105.14	(4.1%)	2.1%
Nashville, TN	6	71.2%	76.0%	(6.3%)	$152.30	$157.20	(3.1%)	$108.45	$119.55	(9.3%)	2.1%
Norfolk/Virginia Beach, VA	4	72.7%	72.4%	0.4%	$171.49	$171.34	0.1%	$124.66	$124.06	0.5%	1.8%
North Carolina East	4	70.4%	71.0%	(0.8%)	$153.07	$151.48	1.0%	$107.76	$107.54	0.2%	1.7%
Miami, FL	3	89.8%	87.3%	2.9%	$156.17	$160.17	(2.5%)	$140.26	$139.81	0.3%	1.6%
Las Vegas, NV	1	72.6%	74.2%	(2.2%)	$190.86	$202.50	(5.7%)	$138.49	$150.33	(7.9%)	1.6%
Oklahoma City, OK	4	72.1%	72.7%	(0.8%)	$137.38	$135.81	1.2%	$99.02	$98.74	0.3%	1.5%
Madison, WI	2	58.9%	60.6%	(2.8%)	$199.66	$200.55	(0.4%)	$117.59	$121.55	(3.3%)	1.4%
Pittsburgh, PA	2	72.9%	64.4%	13.2%	$157.55	$179.23	(12.1%)	$114.84	$115.43	(0.5%)	1.2%
Houston, TX	5	70.3%	75.5%	(6.9%)	$119.48	$117.94	1.3%	$84.02	$89.03	(5.6%)	1.2%
Syracuse, NY	2	78.5%	74.4%	5.5%	$187.15	$182.45	2.6%	$146.99	$135.77	8.3%	1.1%
Alabama South	4	69.1%	72.7%	(5.0%)	$134.90	$133.20	1.3%	$93.20	$96.90	(3.8%)	1.1%
Fort Lauderdale, FL	2	79.9%	76.0%	5.1%	$157.72	$154.59	2.0%	$126.04	$117.44	7.3%	1.1%
Florida Panhandle	5	65.9%	70.4%	(6.4%)	$136.25	$136.52	(0.2%)	$89.82	$96.10	(6.5%)	1.1%
Alabama North	4	69.0%	76.2%	(9.4%)	$142.85	$149.39	(4.4%)	$98.63	$113.79	(13.3%)	1.1%
Dallas, TX	5	64.8%	67.6%	(4.1%)	$133.26	$135.66	(1.8%)	$86.33	$91.72	(5.9%)	1.1%
Kansas City, MO	4	76.2%	71.7%	6.3%	$130.24	$130.88	(0.5%)	$99.24	$93.89	5.7%	1.0%
Top 30 Markets	130	74.9%	76.0%	(1.4%)	$167.02	$166.84	0.1%	$125.10	$126.79	(1.3%)	71.7%

All Other Markets
Birmingham, AL	4	71.0%	71.9%	(1.3%)	$145.66	$143.70	1.4%	$103.37	$103.37	0.0%	1.0%
Boston, MA	3	75.2%	71.2%	5.6%	$155.33	$162.35	(4.3%)	$116.73	$115.52	1.0%	1.0%
Indiana North	3	62.1%	61.7%	0.6%	$169.43	$161.31	5.0%	$105.20	$99.51	5.7%	1.0%
Tampa, FL	2	80.6%	83.3%	(3.2%)	$174.69	$173.32	0.8%	$140.84	$144.42	(2.5%)	1.0%
Louisville, KY	1	73.5%	75.8%	(3.0%)	$185.04	$186.15	(0.6%)	$135.92	$141.12	(3.7%)	1.0%
Denver, CO	3	66.6%	68.1%	(2.2%)	$149.29	$152.16	(1.9%)	$99.49	$103.69	(4.1%)	1.0%
Tucson, AZ	3	77.0%	80.8%	(4.7%)	$124.26	$127.63	(2.6%)	$95.65	$103.11	(7.2%)	0.9%
Orlando, FL	3	75.1%	76.7%	(2.1%)	$125.41	$129.60	(3.2%)	$94.13	$99.42	(5.3%)	0.9%
Idaho	1	76.9%	76.9%	0.0%	$183.64	$183.39	0.1%	$141.18	$141.09	0.1%	0.9%
Saint Louis, MO	2	68.2%	66.8%	2.1%	$164.54	$159.23	3.3%	$112.25	$106.34	5.6%	0.9%
Philadelphia, PA	3	68.7%	68.2%	0.7%	$141.86	$143.12	(0.9%)	$97.50	$97.68	(0.2%)	0.9%
Memphis, TN	2	69.6%	69.1%	0.7%	$167.48	$181.78	(7.9%)	$116.55	$125.65	(7.2%)	0.8%
Austin, TX	6	70.6%	74.4%	(5.1%)	$112.31	$115.71	(2.9%)	$79.31	$86.07	(7.9%)	0.8%
Newark, NJ	2	77.0%	82.9%	(7.1%)	$167.32	$164.86	1.5%	$128.89	$136.63	(5.7%)	0.8%
Atlanta, GA	3	67.1%	67.6%	(0.7%)	$156.53	$159.04	(1.6%)	$105.05	$107.58	(2.4%)	0.7%
Louisiana South	2	69.7%	69.7%	0.0%	$135.02	$133.59	1.1%	$94.07	$93.07	1.1%	0.7%
New Orleans, LA	1	70.0%	69.7%	0.4%	$190.48	$199.74	(4.6%)	$133.32	$139.31	(4.3%)	0.7%
Portland, OR	1	72.8%	74.1%	(1.8%)	$147.05	$151.59	(3.0%)	$107.10	$112.33	(4.7%)	0.7%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

All Other Markets (continued)		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
Knoxville, TN	2	82.0%	81.3%	0.9%	$136.68	$138.46	(1.3%)	$112.09	$112.60	(0.5%)	0.6%
San Jose/Santa Cruz, CA	1	79.0%	81.4%	(2.9%)	$188.51	$184.60	2.1%	$148.87	$150.35	(1.0%)	0.6%
Minneapolis, MN	2	68.4%	67.9%	0.7%	$152.88	$155.38	(1.6%)	$104.55	$105.58	(1.0%)	0.6%
Florida Central North	2	73.2%	77.5%	(5.5%)	$154.27	$153.33	0.6%	$112.93	$118.89	(5.0%)	0.6%
Virginia Area	1	66.4%	68.4%	(2.9%)	$177.33	$176.80	0.3%	$117.70	$120.91	(2.7%)	0.6%
Long Island, NY	1	80.1%	83.7%	(4.3%)	$165.50	$157.63	5.0%	$132.60	$131.99	0.5%	0.5%
Columbia, SC	2	81.2%	76.5%	6.1%	$121.39	$123.59	(1.8%)	$98.52	$94.55	4.2%	0.5%
Palm Beach, FL	1	86.7%	81.3%	6.6%	$133.10	$128.54	3.5%	$115.35	$104.53	10.4%	0.5%
Macon/Warner Robins, GA	1	77.7%	84.3%	(7.8%)	$156.89	$153.08	2.5%	$121.95	$129.02	(5.5%)	0.5%
Jacksonville, FL	2	82.5%	84.7%	(2.6%)	$126.72	$127.09	(0.3%)	$104.53	$107.67	(2.9%)	0.4%
Ohio Area	1	72.0%	74.4%	(3.2%)	$147.59	$140.90	4.7%	$106.25	$104.88	1.3%	0.4%
El Paso, TX	1	87.1%	92.4%	(5.7%)	$124.68	$129.59	(3.8%)	$108.57	$119.77	(9.4%)	0.4%
Mississippi	2	75.2%	76.8%	(2.1%)	$122.94	$121.83	0.9%	$92.44	$93.54	(1.2%)	0.4%
Sacramento, CA	1	78.4%	75.5%	3.8%	$160.47	$164.07	(2.2%)	$125.82	$123.93	1.5%	0.4%
Detroit, MI	1	69.4%	71.3%	(2.7%)	$149.02	$145.10	2.7%	$103.45	$103.52	(0.1%)	0.4%
Greenville/Spartanburg, SC	1	74.2%	78.3%	(5.2%)	$163.44	$163.53	(0.1%)	$121.28	$128.11	(5.3%)	0.4%
Cleveland, OH	1	59.2%	61.9%	(4.4%)	$190.08	$192.52	(1.3%)	$112.55	$119.12	(5.5%)	0.4%
Bergen/Passaic, NJ	1	90.3%	90.4%	(0.1%)	$149.29	$148.81	0.3%	$134.81	$134.56	0.2%	0.4%
Charleston, SC	1	78.9%	78.6%	0.4%	$134.12	$134.76	(0.5%)	$105.85	$105.92	(0.1%)	0.3%
Inland Empire, CA	1	71.8%	78.2%	(8.2%)	$159.87	$167.66	(4.6%)	$114.72	$131.04	(12.5%)	0.3%
Savannah, GA	1	82.7%	83.7%	(1.2%)	$146.69	$158.59	(7.5%)	$121.25	$132.70	(8.6%)	0.3%
Raleigh/Durham/Chapel Hill, NC	1	84.0%	71.1%	18.1%	$132.68	$131.97	0.5%	$111.49	$93.80	18.9%	0.3%
Colorado Springs, CO	1	70.9%	70.9%	0.0%	$151.39	$156.72	(3.4%)	$107.33	$111.18	(3.5%)	0.3%
Utah North	1	71.2%	67.6%	5.3%	$132.31	$138.11	(4.2%)	$94.16	$93.39	0.8%	0.3%
Texas East	1	84.5%	85.2%	(0.8%)	$141.73	$138.03	2.7%	$119.76	$117.55	1.9%	0.3%
South Carolina Area	1	72.2%	78.4%	(7.9%)	$143.17	$147.93	(3.2%)	$103.43	$115.94	(10.8%)	0.2%
Greensboro/Winston Salem, NC	1	73.6%	75.7%	(2.8%)	$138.28	$138.53	(0.2%)	$101.82	$104.86	(2.9%)	0.2%
Baltimore, MD	1	58.5%	60.9%	(3.9%)	$131.53	$137.88	(4.6%)	$76.93	$84.02	(8.4%)	0.2%
Mobile, AL	1	76.1%	76.1%	0.0%	$113.45	$117.12	(3.1%)	$86.28	$89.14	(3.2%)	0.2%
Charlotte, NC	1	80.8%	80.6%	0.2%	$103.81	$99.54	4.3%	$83.91	$80.22	4.6%	0.2%
Central New Jersey	1	60.6%	70.7%	(14.3%)	$126.50	$125.98	0.4%	$76.63	$89.08	(14.0%)	0.3%
San Antonio, TX	1	69.3%	75.5%	(8.2%)	$108.57	$105.15	3.3%	$75.22	$79.41	(5.3%)	0.3%
Cincinnati, OH	1	61.3%	65.2%	(6.0%)	$136.04	$128.38	6.0%	$83.40	$83.64	(0.3%)	0.1%
Iowa Area	1	67.4%	68.6%	(1.7%)	$124.95	$128.86	(3.0%)	$84.18	$88.37	(4.7%)	0.1%
Minnesota	1	69.5%	71.6%	(2.9%)	$114.84	$109.88	4.5%	$79.77	$78.69	1.4%	0.1%
All Other Markets	86	72.9%	74.1%	(1.6%)	$145.45	$146.49	(0.7%)	$105.99	$108.50	(2.3%)	28.3%

Total Portfolio	216	74.1%	75.3%	(1.6%)	$159.09	$159.31	(0.1%)	$117.95	$119.92	(1.6%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025
STR Location
Airport	20	80.5%	78.4%	2.7%	$144.13	$144.23	(0.1%)	$116.01	$113.10	2.6%	9.7%
Interstate	8	71.5%	69.8%	2.4%	$144.10	$142.65	1.0%	$103.08	$99.63	3.5%	2.4%
Resort	11	67.2%	73.4%	(8.4%)	$157.49	$162.97	(3.4%)	$105.82	$119.70	(11.6%)	6.2%
Small Metro/Town	3	68.6%	68.4%	0.3%	$122.70	$131.03	(6.4%)	$84.21	$89.63	(6.0%)	0.9%
Suburban	112	70.4%	72.6%	(3.0%)	$145.42	$145.47	0.0%	$102.38	$105.66	(3.1%)	42.7%
Urban	62	68.0%	68.0%	0.0%	$165.01	$168.56	(2.1%)	$112.14	$114.56	(2.1%)	38.1%

Total Portfolio	216	70.4%	71.6%	(1.7%)	$151.89	$153.34	(0.9%)	$106.90	$109.77	(2.6%)	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Year Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
STR Location
Airport	20	82.0%	81.2%	1.0%	$148.58	$149.21	(0.4%)	$121.83	$121.11	0.6%	8.9%
Interstate	8	74.3%	73.2%	1.5%	$144.11	$146.21	(1.4%)	$107.05	$107.01	0.0%	2.2%
Resort	11	72.3%	74.2%	(2.6%)	$174.29	$178.19	(2.2%)	$126.02	$132.26	(4.7%)	6.8%
Small Metro/Town	3	76.4%	77.6%	(1.5%)	$126.12	$126.35	(0.2%)	$96.41	$97.99	(1.6%)	0.9%
Suburban	112	74.3%	75.9%	(2.1%)	$151.37	$150.71	0.4%	$112.45	$114.37	(1.7%)	43.5%
Urban	62	71.9%	72.9%	(1.4%)	$173.95	$174.73	(0.4%)	$125.07	$127.41	(1.8%)	37.7%

Total Portfolio	216	74.1%	75.3%	(1.6%)	$159.09	$159.31	(0.1%)	$117.95	$119.92	(1.6%)	100.0%

Note: Location categorization based on STR designation.

Page | 24